SECURITIES & EXCHANGE COMMISSION
                           WASHINGTON, D.C.

                              FORM 8-K

                           CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report:  May 23, 2011

                       VILLAGE SUPER MARKET, INC.
           (Exact name of Registrant as specified in its charter)

New Jersey                       0-2633                    22-1576170
(State or Other jurisdiction     (Commission File No.)     (I.R.S. Employer
 of incorporation)                                          Identification No.)

                         733 Mountain Avenue
                    Springfield, New Jersey 07081
               (Address of principal executive offices)

             Registrant's telephone number, including area code:
                             (973) 467-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01    Other Events


     Village Super Market, Inc. (NSD-VLGEA) announced it anticipates acquiring the store fixtures, leases and other assets of locations in White Oak, Maryland and Timonium, Maryland for approximately $6.6 million.

     The purchase of these stores from Super Fresh is part of a larger purchase by a consortium, and is subject to bankruptcy court approval and other conditions. The closing is expected in approximately one month, with these stores expected to open as ShopRites this summer.

     "We are very pleased to provide ShopRite's commitment to customer service, variety, value and low prices to these new locations," said James Sumas, Chief Executive Officer of Village Super Market, Inc. "We look forward to furthering Village Super Market's vision of helping families live better by creating good union jobs that will provide great value and excellent service to our customers."

     Village Super Market operates a chain of 26 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.



                                SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                VILLAGE SUPER MARKET, INC.


                                By:  s/s Kevin Begley
                                Name:   Kevin Begley
                                Title:  Chief Financial Office